UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 20, 2011

HARLEYSVILLE GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	0-14697	51-0241172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Maple Avenue, Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 256-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to preserve economic benefits to Harleysville Group Inc. (the “Company”) and to Harleysville Mutual Insurance Company, the parent of the Company (“Harleysville Mutual”), and their respective stockholders and policyholders, of approximately $14.0 million that would otherwise have been expended or lost in connection with excise taxes, lost tax deductions and tax “gross-up” payments associated with change in control payments made pursuant to the pending merger transactions under the Agreement and Plan of Merger, dated September 28, 2011, among the Company, Harleysville Mutual, Nationwide Mutual Insurance Company (“Nationwide”) and Nationals Sub, Inc. (the “Merger Agreement”), on December 20, 2011, the Compensation and Personnel Development Committee of the Company approved, subject to certain conditions, for five executive officers:  (1) payment, on an accelerated basis, of 2011 cash bonuses, at a target level of performance (the “2011 Target Bonuses”), which 2011 Target Bonuses are committed to be paid by Nationwide to executive officers and other employees of the Company within 60 days after the closing of the merger transactions under the Merger Agreement; and (2) the vesting of time-based restricted stock/restricted stock unit awards held by certain executives (subject to transfer restrictions described below); and committed to accelerate, at the end of the performance period, certain performance-based restricted stock/restricted stock unit awards held by certain executives of the Company.  The acceleration of compensation determination was ratified by the full Board of Directors of the Company.

The executives receiving such accelerated compensation include Michael L. Browne, President and Chief Executive Officer, and Arthur E. Chandler, Senior Vice President and Chief Financial Officer of the Company.  Messrs. Browne and Chandler are two of the “named executive officers” for which compensation disclosure was provided in the Company’s proxy statement for its 2011 annual meeting of stockholders.  In addition, compensation that would otherwise be due to be paid to three additional executive officers of the Company was accelerated.  Such accelerated compensation will be paid on December 30, 2011.

The 2011 Target Bonuses and the outstanding equity awards represent compensation that, but for the acceleration, would have been paid to the executive officers either on vesting dates arising at various times in 2012 or, if not paid earlier, at the time of or following the closing of the merger of Nationals Sub, Inc. with and into the Company (the “Company Merger”).  The Company believes that the acceleration in payment of such compensation is in the best interests of the Company, Harleysville Mutual and their respective stockholders and policyholders because it: (1) eliminates or reduces tax gross-up payments to certain employees that would otherwise be required under the terms of the existing change-in-control agreements, and (2) preserves tax deductions that would otherwise be lost, in each case on account of the impact of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.  The tax gross-up payments that the Company avoids, and the tax deductions (after-tax) that are preserved total approximately $14.0 million, assuming a price of $59.00 per share of the Company’s common stock.

In connection with the acceleration of the 2011 Target Bonuses and the accelerated vesting of selected equity awards, the Company and each impacted executive will enter into a Change in Control Payment Acknowledgement and Agreement (the “Agreement”) that imposes significant transfer restrictions on the accelerated compensation.  Under the Agreement, each executive agrees to return the 2011 Target Bonus, less the Federal, state and local income and employment taxes paid by the executive with respect to the 2011 Target Bonus, if:  (1) the Company Merger is not consummated and a change in control of the Company does not otherwise occur before the effective date of the termination of the Merger Agreement, or (2) if the executive’s employment by the Company is terminated prior to the 60th day following the closing of the Company Merger for any reason other than termination by the Company without cause.  In addition, in the event of a return of the 2011 Target Bonus compensation, the executive agrees to assign to the Company any and all rights to a refund for taxes paid, and to assist the Company in its pursuit of such refunds.

With respect to accelerated equity-based compensation, under the Agreement each executive cannot transfer, assign, gift, pledge, hypothecate or otherwise transfer, for value or otherwise, any of the shares of common stock received until the earlier of the original vesting date of such shares or the closing date of the Company Merger.

The Company believes, after consultation with its internal and external legal and other advisors, that the acceleration preserves for the Company and Harleysville Mutual the economic benefit of approximately $14.0 million that would otherwise be lost.  The actions represent an acceleration of compensation, not payment of additional compensation to any of the executive officers of the Company.  The actions taken were limited to only those executives for whom a potential excise tax gross-up and lost tax deduction would have been triggered by the closing of the Company Merger, and the affected executives are expected to remain with the Company after the closing of the Company Merger and have adequate incentive to do so.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transactions between Harleysville and Nationwide.  In connection with the proposed transactions, a proxy statement of the Company and other materials will be filed with the SEC.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTIONS.  Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company on the SEC’s website at http://www.sec.gov.  Free copies of the Company’s SEC filings are also available from Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, Attention: Mark R. Cummins, Executive Vice President, Chief Investment Officer & Treasurer.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, employees and Harleysville Mutual Insurance Company may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions.  Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2011 annual meeting filed with the SEC on March 23, 2011.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC.

Date: December 23, 2011	By:	/s/ Robert Kauffman
Robert Kauffman
Senior Vice President, Secretary, General Counsel & Chief Compliance Officer